Immunic Appoints Jason Tardio as Chief Operating Officer and President

– Former Novartis and Biogen Executive Brings Extensive Multiple Sclerosis Drug Commercialization Experience to Immunic –

– Werner Gladdines, Current Vice President, Program Management & Clinical Development Operations, Promoted to Chief Development Officer –

NEW YORK, July 9, 2024 – Immunic, Inc. (Nasdaq: IMUX), a biotechnology company developing a clinical pipeline of orally administered, small molecule therapies for chronic inflammatory and autoimmune diseases, today announced that seasoned biopharmaceutical executive, Jason Tardio, will be joining the company as Chief Operating Officer and President, effective July 12, 2024. In the newly created role, Mr. Tardio will lead internal efforts to prepare for the potential launch of vidofludimus calcium (IMU-838), the company’s orally available nuclear receptor related 1 (Nurr1) activator. Jason will also work closely with Patrick Walsh, Chief Business Officer, to prepare the company for a range of potential partnership outcomes for vidofludimus calcium, as well as Immunic’s other drug candidates.

“Jason’s extensive experience, most notably related to the launch and commercialization of successful multiple sclerosis (MS) drugs for both Novartis and Biogen, as well as his history of significant out-licensing transactions provide Immunic with an invaluable and proven skill as we draw closer to completion of vidofludimus calcium’s phase 3 ENSURE program,” stated Daniel Vitt, Ph.D., Chief Executive Officer of Immunic. “Jason’s appointment reflects our commitment to both commercial and partnership preparedness and comes at a particularly important and exciting time with the upcoming read-out of our phase 2 CALLIPER trial in progressive MS expected in April 2025 and the completion of our twin phase 3 ENSURE trials in relapsing MS expected in the second quarter and the second half of 2026, respectively. We warmly welcome him to Immunic.”

Mr. Tardio added, “I am thrilled to join Immunic’s very talented team and am particularly enthusiastic about the potential to bring such a groundbreaking and much-needed oral treatment option to patients with relapsing and also progressive forms of MS, where patients have few options and there continues to be a huge unmet need. With its compelling dual mechanism of action, as well as its combined neuroprotective, anti-inflammatory, and antiviral effects, vidofludimus calcium has the potential to meaningfully enhance therapeutic options and also tap enormous markets. I look forward to applying my years of experience in this indication to support the drug’s ultimate commercial success, assuming future regulatory approval.”

Mr. Tardio most recently served as Chief Operating Officer of Ovid Therapeutics Inc. since June 2021, after joining the company as Chief Commercial Officer in November 2019. While there, he led all functions of Ovid’s commercial business, with an emphasis in transitioning the company from a pre-commercial entity into a fully integrated and program-oriented commercial enterprise. Previously, Mr. Tardio served as Vice President, Head of the Multiple Sclerosis Franchise at Novartis AG from September 2018 to November 2019, a business unit with annual revenues of more than $3 billion, where he successfully launched MAYZENT® (siponimod)* and was responsible for developing and managing all aspects of the U.S. commercial plan, brand P&L, strategy development and go-to-market modeling for the Novartis MS franchise. Before Novartis, Mr. Tardio spent nine years in positions of increasing responsibility at Biogen Inc., where he most recently served as General Manager, Managing Director for Biogen’s Latin America South affiliate. Earlier at Biogen, Mr. Tardio held a wide range of sales and marketing roles, including positions in global commercial strategy, the U.S. business unit and the international affiliates, where he played a key role in launching both the AVONEX® PEN (interferon beta-1a)* and PLEGRIDY® (peginterferon beta-1a)* for relapsing forms of MS. Mr. Tardio’s more than two decades of experience in the biopharmaceutical industry began at Wyeth Pharmaceuticals Inc. and Sepracor, Inc., with various roles in sales, sales training and marketing. He holds a Bachelor of Science from The College of New Jersey and an MBA in Pharmaceutical Marketing from St. Joseph’s University.

The company also reported that Werner Gladdines, current Vice President, Program Management & Clinical Development Operations, has been promoted to Chief Development Officer. Mr. Gladdines joined Immunic in January 2021 as Head of the IMU-838 Program. Since then, he has held positions of increasing responsibility and was appointed Vice President, Program Management & Clinical Development Operations in February 2023. In his new role as Chief Development Officer, Mr. Gladdines will take over additional strategic and operational responsibility for Immunic’s overall clinical operations functions.

* MAYZENT® is a registered trademark of Novartis AG; AVONEX® and PLEGRIDY® are registered trademarks of Biogen

About Immunic, Inc.

Immunic, Inc. (Nasdaq: IMUX) is a biotechnology company developing a clinical pipeline of orally administered, small molecule therapies for chronic inflammatory and autoimmune diseases. The company's lead development program, vidofludimus calcium (IMU-838), is currently in phase 3 and phase 2 clinical trials for the treatment of relapsing and progressive multiple sclerosis, respectively, and has shown therapeutic activity in phase 2 clinical trials in patients suffering from relapsing-remitting multiple sclerosis, progressive multiple sclerosis and moderate-to-severe ulcerative colitis. Vidofludimus calcium combines neuroprotective effects, through its mechanism as a first-in-class nuclear receptor related 1 (Nurr1) activator, with additional anti-inflammatory and anti-viral effects, by selectively inhibiting the enzyme dihydroorotate dehydrogenase (DHODH). IMU-856, which targets the protein Sirtuin 6 (SIRT6), is intended to restore intestinal barrier function and regenerate bowel epithelium, which could potentially be applicable in numerous gastrointestinal diseases, such as celiac disease, for which it is currently in preparations for a phase 2 clinical trial. IMU-381, which currently is in preclinical testing, is a next generation molecule being developed to specifically address the needs of gastrointestinal diseases. For further information, please visit: www.imux.com.

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This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding new management hires and promotions, strategy, future operations, future financial position, future revenue, projected expenses, sufficiency of cash, expected timing, development and results of clinical trials, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Immunic's development programs and the targeted diseases; the potential for Immunic's development programs to safely and effectively target diseases; preclinical and clinical data for Immunic's development programs; the timing of current and future clinical trials and anticipated clinical milestones; the nature, strategy and focus of the company and further updates with respect thereto; the development and commercial potential of any product candidates of the company; expectations regarding the capitalization, resources and ownership structure of the company; and the executive and board structure of the company. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward- looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve substantial risks and uncertainties. Actual results and performance could differ materially from those projected in the forward- looking statements as a result of many factors, including, without limitation, the COVID-19 pandemic, increasing inflation, impacts of the Ukraine – Russia conflict and the conflict in the Middle East on planned and ongoing clinical trials, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient financial and other resources to meet business objectives and operational requirements, the fact that the results of earlier preclinical studies and clinical trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by Immunic’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. A further list and descriptions of these risks, uncertainties and other factors can be found in the section captioned “Risk Factors,” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024, and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or ir.imux.com/sec-filings. Any forward-looking statement made in this release speaks only as of the date of this release. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. Immunic expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.

Contact Information

Immunic, Inc.

Jessica Breu

Vice President Investor Relations and Communications

+49 89 2080 477 09

jessica.breu@imux.com

US IR Contact

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Paula Schwartz

+1 917 633 7790

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